Exhibit 99.1

MoneyLion Announces Fourth Quarter and Full Year 2024 Results

FY 2024 Record Revenue of $546 Million, Up 29% Year-over-Year

FY 2024 Net Income of $9 Million, and Diluted Earnings Per Share of $0.76

FY 2024 Record Adjusted EBITDA of $92 Million, Representing 17% Adjusted EBITDA Margin

Entered into a Definitive Agreement to be Acquired by Gen Digital

NEW YORK, NY, February 25, 2025 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), a digital ecosystem for consumer finance that empowers everyone to make their best financial decisions, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“2024 was MoneyLion’s strongest year ever, with a number of records driven by exceptional execution. Revenue growth accelerated by nearly 30% year-over-year to $546 million, and we achieved record Adjusted EBITDA, demonstrating clear proof of our thriving ecosystem,” said Dee Choubey, MoneyLion’s Co-Founder and Chief Executive Officer.

Financial Results(1)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
(in thousands)	(unaudited)
Financial Metrics
Total revenue, net	$158,587	$112,963	40%	$545,905	$423,431	29%
Net income (loss)	1,726	(4,195)	—	9,146	(45,245)	—
Adjusted EBITDA	25,565	16,532	55%	91,970	46,413	98%
Adjusted EBITDA margin	16.1%	14.6%	10%	16.8%	11.0%	54%

(in millions)
Key Operating Metrics
Total Customers	20.4	14.0	46%	20.4	14.0	46%
Total Products	34.1	23.1	48%	34.1	23.1	48%
Total Originations	$853	$644	32%	$3,117	$2,264	38%

(1)	Adjusted EBITDA is a non-GAAP measure. Refer to the definition of Adjusted EBITDA in the discussion of non-GAAP financial measures and the accompanying reconciliation below.

Total revenue, net increased 40% to $158.6 million for the fourth quarter of 2024 compared to the fourth quarter of 2023 and increased 29% to $545.9 million for the full year of 2024 compared to the full year of 2023.

MoneyLion recorded a net income of $1.7 million for the fourth quarter of 2024 versus a net loss of $4.2 million for the fourth quarter of 2023. MoneyLion recorded a net income of $9.1 million for the full year of 2024 versus a net loss of $45.2 million for the full year of 2023. Adjusted EBITDA increased 55% to $25.6 million for the fourth quarter of 2024 compared to the fourth quarter of 2023 and increased 98% to $92.0 million for the full year of 2024 compared to the full year of 2023, when adjusted for the following non-operating costs:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(in thousands)	(unaudited)		(unaudited)
Net income (loss)	$1,726	$(4,195)	$9,146	$(45,245)
Add back:
Interest related to corporate debt	1,954	2,811	9,794	13,037
Income tax expense (benefit)	(742)	(1,190)	354	(1,076)
Depreciation and amortization expense	6,602	6,423	25,654	24,826
Changes in fair value of warrant liability	1,053	405	648	473
Change in fair value of contingent consideration from mergers and acquisitions	-	-	-	(6,613)
Goodwill impairment loss	-	-	-	26,721
Stock-based compensation expense	6,483	6,239	27,793	22,896
Other expenses	8,489	6,039	18,581	11,394
Adjusted EBITDA	$25,565	$16,532	$91,970	$46,413

Customer, Product and Origination Growth

Total Customers grew 46% year-over-year to 20.4 million in the full year of 2024. Total Products grew 48% year-over-year to 34.1 million for the full year of 2024. Total Originations grew 32% year-over-year to $853 million for the fourth quarter of 2024 and 38% year-over-year to $3.1 billion for the full year of 2024.

Transaction with Gen Digital

On December 10, 2024, Gen Digital Inc. (NASDAQ: GEN), a global leader dedicated to powering Digital Freedom through its family of consumer brands, announced that it entered into a definitive agreement to acquire MoneyLion. The acquisition is expected to occur in the first half of Gen's fiscal year 2026 (April 1 through September 30, 2025), subject to customary closing conditions.

Given the announced transaction, MoneyLion will not be hosting an earnings conference call nor providing financial guidance in conjunction with this press release. For further detail and discussion of MoneyLion’s financial performance, please refer to the full year Form 10-K for the year ended December 31, 2024, filed today with the SEC.

About MoneyLion

MoneyLion is a leader in financial technology powering the next generation of personalized products, content, and marketplace technology, with a top consumer finance super app, a premier embedded finance platform for enterprise businesses and a world-class media arm. MoneyLion’s mission is to give everyone the power to make their best financial decisions. We pride ourselves on serving the many, not the few; providing confidence through guidance, choice, and personalization; and shortening the distance to an informed action. In our go-to money app for consumers, we deliver curated content on finance and related topics, through a tailored feed that engages people to learn and share. People take control of their finances with our innovative financial products and marketplace - including our full-fledged suite of features to save, borrow, spend, and invest - seamlessly bringing together the best offers and content from MoneyLion and our 1,300+ Enterprise Partner network, together in one experience.

MoneyLion’s enterprise technology provides the definitive search engine and marketplace for financial products, enabling any company to add embedded finance to their business, with advanced AI-backed data and tools through our platform and API. Established in 2013, MoneyLion connects millions of people with the financial products and content they need, when and where they need it.

For more information about MoneyLion, please visit www.moneylion.com. For information about Engine by MoneyLion for enterprise businesses, please visit www.engine.tech. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on X.

Forward-Looking Statements

Certain statements herein and the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies, statements regarding the outlook and expectations of MoneyLion and Gen, respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s or Gen’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion or Gen.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things: factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control; MoneyLion's ability to acquire, engage and retain customers and clients and sell or develop additional functionality, products and services to them on the MoneyLion platform; MoneyLion’s reliance on third-party partners, service providers and vendors, including its ability to comply with applicable requirements of such third parties; demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; any inaccurate or fraudulent information provided to MoneyLion by customers or other third parties; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s success in attracting, retaining and motivating its senior management and other key personnel; MoneyLion’s ability to renew or replace its existing funding arrangements and raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion's ability to achieve or maintain profitability in the future; intense and increasing competition in the industries in which MoneyLion and its subsidiaries operate; risks related to the proper functioning of MoneyLion’s information technology systems and data storage, including as a result of cyberattacks, data security breaches or other similar incidents or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property and other proprietary rights and its ability to obtain or maintain intellectual property, proprietary rights and technology licensed from third parties; MoneyLion’s ability to comply with extensive and evolving laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion; MoneyLion's ability to establish and maintain an effective system of internal controls over financial reporting; MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and its publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and the possibility that the proposed transaction does not close when expected or at all because required regulatory approval, the approval by MoneyLion’s stockholders, or other approvals and the other conditions to closing are not received or satisfied on a timely basis or at all; the possibility that the milestone may not be met and that payment may not be made with respect to the contingent value rights; the possibility that the contingent value rights may not meet the applicable listing requirements or be accepted for listing on the Nasdaq Stock Market LLC; the outcome of any legal proceedings that may be instituted against MoneyLion or Gen or the combined company; the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MoneyLion or Gen operate; the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected; the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events; the diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions of MoneyLion’s or Gen’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; changes in MoneyLion’s or Gen’s share price before closing; risks relating to the potential dilutive effect of shares of Gen’s common stock that may be issued pursuant to certain contingent value rights issued in connection with the proposed transaction; other factors that may affect future results of MoneyLion, Gen or the combined company; and factors discussed in MoneyLion’s or Gen’s filings with the Securities and Exchange Commission. There may be additional risks that MoneyLion or Gen presently know or that MoneyLion or Gen currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

These factors are not necessarily all of the factors that could cause MoneyLion’s, Gen’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm MoneyLion’s, Gen’s or the combined company’s results.

Although each of MoneyLion and Gen believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of MoneyLion or Gen will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in MoneyLion’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2024 filed today, quarterly reports on Form 10-Q, and other documents subsequently filed by MoneyLion with the Securities Exchange Commission (the “SEC”) and Gen’s most recent annual report on Form 10-K for the fiscal year ended March 29, 2024, quarterly reports on Form 10-Q, and other documents subsequently filed by Gen with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on MoneyLion, Gen or their respective businesses or operations.

In addition, forward-looking statements reflect MoneyLion’s or Gen’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion and Gen anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion or Gen may elect to update these forward-looking statements at some point in the future, MoneyLion and Gen specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s or Gen’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, Gen has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the contingent value rights to be issued by Gen in connection with the proposed transaction and that includes a proxy statement of MoneyLion and a prospectus of Gen (the “Proxy Statement/Prospectus”), and each of MoneyLion and Gen may file with the SEC other relevant documents concerning the proposed transaction. A definitive Proxy Statement/Prospectus will be sent to the stockholders of MoneyLion to seek their approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF MONEYLION ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MONEYLION, GEN AND THE PROPOSED TRANSACTION AND RELATED MATTERS.

A copy of the Registration Statement, Proxy Statement/Prospectus, as well as other filings containing information about MoneyLion and Gen, may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, when they are filed, free of charge, from MoneyLion by accessing MoneyLion’s website at https://investors.moneylion.com or from Gen by accessing Gen’s website at https://investor.gendigital.com/overview/default.aspx. Copies of the Registration Statement, the Proxy Statement/Prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Sean Horgan, Head of Investor Relations, at shorgan@moneylion.com, or by calling (332) 258-7621, or to Gen by directing a request to Gen’s Investor Relations department at 60 East Rip Salado Parkway, Suite 1000, Tempe, AZ 85281 or by calling (650) 527-8000 or emailing IR@gendigital.com. The information on MoneyLion’s or Gen’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

MoneyLion, Gen and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of MoneyLion in connection with the proposed transaction. Information about the interests of the directors and executive officers of MoneyLion and Gen and other persons who may be deemed to be participants in the solicitation of stockholders of MoneyLion in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus related to the proposed transaction, which will be filed with the SEC. Information about the directors and executive officers of MoneyLion and their ownership of MoneyLion common stock and MoneyLion’s transactions with related persons is also set forth in the sections entitled “Executive Officers,” “Corporate Governance,” “Certain Relationships and Related Party Transactions,” “Executive and Director Compensation” and “Beneficial Ownership of Securities” included in MoneyLion’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2024 filed today. Information about the directors and executive officers of Gen, their ownership of Gen common stock, and Gen’s transactions with related persons is set forth in the sections entitled “Corporate Governance,” “The Board and Its Committees,” “Director Nominations and Communication with Directors,” “Our Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation and Related Information,” and “Certain Relationships and Related Transactions” included in Gen’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on July 29, 2024.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Financial Information; Non-GAAP Financial Measures

Adjusted EBITDA has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management historically used and uses Adjusted EBITDA for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes presenting Adjusted EBITDA provides relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of calculating Adjusted EBITDA may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of Adjusted EBITDA to assess its financial performance. MoneyLion management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining non-GAAP financial measures. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with MoneyLion’s GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s filings with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate MoneyLion’s business.

A reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is set forth below. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Accordingly, a reconciliation is not available without unreasonable effort.

Definitions:

Adjusted EBITDA: A non-GAAP measure, defined as net (loss) income plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrant liability, change in fair value of contingent consideration from mergers and acquisitions, goodwill impairment loss, stock-based compensation and certain other expenses that management does not consider in measuring performance.

Total Customers: Defined as the cumulative number of customers that have opened at least one account, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and customers that are monetized through our marketplace and affiliate products. Total Customers also include customers that have submitted for, received or clicked on at least one marketplace credit offer.

Total Products: Defined as the total number of products that our Total Customers have opened, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and monetized marketplace and affiliate products, as well as customers who signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include marketplace credit offers that our Total Customers have submitted for, received or clicked on through our marketplace. If a customer has funded multiple secured personal loans or Instacash advances or opened multiple products through our marketplace, it is only counted once for each product type.

Total Originations: Defined as the dollar volume of the secured personal loans originated and Instacash advances funded within the stated period. All originations were originated directly by MoneyLion.

Enterprise Partners: Composed of Product Partners and Channel Partners. Product Partners are the providers of the financial and non-financial products and services that we offer in our marketplaces, including financial institutions, financial service providers and other affiliate partners. Channel Partners are organizations that allow us to reach a wide base of consumers, including but not limited to news sites, content publishers, product comparison sites and financial institutions.

MONEYLION INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollar amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2024	2023
Revenue
Service and subscription revenue	$533,019	$411,238
Net interest income on loan receivables	12,886	12,193
Total revenue, net	545,905	423,431
Operating expenses
Provision for credit losses on consumer receivables	86,100	93,418
Loss on sale of consumer receivables	40,348	—
Compensation and benefits	101,825	93,895
Marketing	49,017	28,125
Direct costs	146,434	126,361
Professional services	34,821	19,105
Technology-related costs	29,126	24,056
Other operating expenses	31,584	43,816
Total operating expenses	519,255	428,776
Net income (loss) before other (expense) income and income taxes	26,650	(5,345)
Interest expense	(24,246)	(28,663)
Change in fair value of warrant liability	(648)	(473)
Change in fair value of contingent consideration from mergers and acquisitions	—	6,613
Goodwill impairment loss	—	(26,721)
Other income	7,744	8,268
Net income (loss) before income taxes	9,500	(46,321)
Income tax expense (benefit)	354	(1,076)
Net income (loss)	9,146	(45,245)
Reversal of previously accrued dividends on preferred stock	—	690
Net income (loss) attributable to common shareholders	$9,146	$(44,555)
Net income (loss) per share, basic	$0.84	$(4.63)
Net income (loss) per share, diluted	$0.76	$(4.63)
Weighted average shares used in computing net income (loss) per share, basic	10,907,441	9,614,309
Weighted average shares used in computing net income (loss) per share, diluted	12,015,025	9,614,309

MONEYLION INC

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands, except per share amounts)

	December 31,	December 31,
	2024	2023
Assets
Cash	$139,976	$92,195
Restricted cash, including amounts held by variable interest entities (VIEs) of $7,259 and $128	10,463	2,284
Consumer receivables	128,224	208,167
Allowance for credit losses on consumer receivables	(11,620)	(35,329)
Consumer receivables, net, including amounts held by VIEs of $83,608 and $131,283	116,604	172,838
Consumer receivables held for sale	7,982	—
Enterprise receivables, net	32,575	15,978
Property and equipment, net	1,658	1,864
Intangible assets, net	160,529	176,541
Other assets	48,801	53,559
Total assets	$518,588	$515,259
Liabilities and Stockholders’ Equity
Liabilities:
Secured loans, net	$67,402	$64,334
Accounts payable and accrued liabilities	69,113	52,396
Warrant liability	1,458	810
Other debt, net, including amounts held by VIEs of $51,131 and $125,419	51,131	125,419
Other liabilities	38,542	15,077
Total liabilities	227,646	258,036
Commitments and contingencies (Note 15)
Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 66,666,666 shares authorized as of December 31, 2024 and December 31, 2023, 11,362,652 and 11,300,081 issued and outstanding, respectively, as of December 31, 2024 and 10,444,627 and 10,412,294 issued and outstanding, respectively, as of December 31, 2023	1	1
Additional paid-in capital	995,408	969,641
Accumulated deficit	(693,573)	(702,719)
Treasury stock at cost, 62,571 and 32,333 shares as of December 31, 2024 and December 31, 2023, respectively	(10,894)	(9,700)
Total stockholders’ equity	290,942	257,223
Total liabilities and stockholders’ equity	$518,588	$515,259

MONEYLION INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollar amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$9,146	$(45,245)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Provision for losses on receivables	86,100	93,418
Loss on sale of consumer receivables	39,914	—
Depreciation and amortization expense	25,654	24,826
Change in deferred fees and costs, net	1,319	2,119
Change in fair value of warrants	648	473
Change in fair value of contingent consideration from mergers and acquisitions	—	(6,613)
Loss on debt extinguishment	631	—
Loss (gain) on foreign currency translation	131	(60)
Goodwill impairment loss	—	26,721
Stock compensation expense	27,793	22,896
Deferred income taxes	(505)	(2,091)
Changes in assets and liabilities:
Accrued interest receivable	(419)	(234)
Enterprise receivables, net	(16,597)	2,853
Other assets	(4,467)	1,098
Accounts payable and accrued liabilities	16,586	819
Other liabilities	15,085	(4,634)
Net cash provided by operating activities	201,019	116,346
Cash flows from investing activities:
Net originations and collections of finance receivables	(11,387)	(120,441)
Originations of finance receivables held for sale	(751,083)	—
Proceeds from the sale of finance receivables	703,187	—
Purchase of property and equipment and software development	(9,163)	(6,008)
Settlement of contingent consideration related to mergers and acquisitions	—	(1,116)
Net cash used in investing activities	(68,446)	(127,565)
Cash flows from financing activities:
Net repayments to special purpose vehicle credit facilities	(75,400)	(19,000)
Proceeds from issuance of debt to secured/senior lenders	69,241	—
Repayments to secured/senior lenders	(65,000)	(25,000)
Repurchases of Class A Common Stock	(1,194)	—
Payment of deferred financing costs	(1,961)	(132)
Payments related to the automatic conversion of redeemable convertible preferred stock (Series A) in lieu of fractional shares of common stock and dividends on preferred stock	—	(3,007)
Proceeds (payments) related to issuance of common stock related to exercise of stock options and warrants, net of tax withholdings related to vesting of stock-based compensation	(2,299)	(860)
Other	—	(12)
Net cash used in financing activities	(76,613)	(48,011)
Net change in cash and restricted cash	55,960	(59,230)
Cash and restricted cash, beginning of period	94,479	153,709
Cash and restricted cash, end of period	$150,439	$94,479

MONEYLION INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(dollar amounts in thousands)

 (unaudited)

	Twelve Months Ended December 31,
	2024	2023
Net income (loss)	$9,146	$(45,245)
Add back:
Interest related to corporate debt	9,794	13,037
Income tax expense (benefit)	354	(1,076)
Depreciation and amortization expense	25,654	24,826
Changes in fair value of warrant liability	648	473
Change in fair value of contingent consideration from mergers and acquisitions	-	(6,613)
Goodwill impairment loss	-	26,721
Stock-based compensation expense	27,793	22,896
Other expenses	18,581	11,394
Adjusted EBITDA	$91,970	$46,413

Contacts

MoneyLion Investor Relations

ir@moneylion.com

MoneyLion Communications

pr@moneylion.com